EXHIBIT 10.5

May 2, 2013

Travelport, LP
Travelport Global Distribution System B.V.
300 Galleria Parkway, N.W.
Atlanta, GA 30339

Re:
Nineteenth Amendment to Subscriber Services Agreement, dated as of July 23, 2007 as amended (“Agreement”) between Travelport, LP, (“Travelport”), Travelport Global Distribution System B.V. (“TGDS” and, together with Travelport, collectively, “Galileo”) and Orbitz Worldwide, LLC (“Subscriber”)

Ladies and Gentlemen:

This letter constitutes a Nineteenth Amendment (“Amendment”) to the Agreement referenced above. Capitalized terms used in this Amendment and not otherwise defined shall be used as defined in the Agreement.

Effective as May 1, 2013 (“Amendment Effective Date”), Galileo and Subscriber hereby agree as follows:

1.    Services Summary Revision. The Services Summary - Europe to the Agreement is amended as set forth in Exhibit A.

2.    General. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto or their successors in interest, except as expressly provided in the Agreement. Each Party to this Amendment agrees that, other than as expressly set out in this Amendment, nothing in this Amendment is intended to alter the rights, duties and obligations of the Parties under the Agreement, which shall remain in full force and effect as amended hereby. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall govern. This Amendment may be executed by the Parties in separate counterparts and each counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

The Parties have caused this Amendment to be executed by the signatures of their respective authorized representatives.

Orbitz Worldwide, LLC	Travelport, LP
By: Travelport Holdings LLC as General Partner

Signature: /s/ Stephen C. Praven         Signature: /s/ Paul Harvey
Name: Stephen C. Praven         Name: Paul Harvey
Title: VP, Business Development         Title: Head of Finance Americas

Date: 5/13/13         Date: 20 May 13

Travelport Global Distribution System B.V.

Signature: /s/ Paul Harvey
Name: Paul Harvey
Title: Head of Finance Americas

Date: 20 May 13

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Exhibit A
Amendment to Services Summary - Europe

The Services Summary - Europe is amended to add the following:

Subscriber elects to use Travelport’s Flex Shopping Tier 3 (+ /- 3 days) product in (***) and (***) at the rate of $(***) per Flex Shopping Message. All Flex Shopping Messages are charged from the first Flex Shopping Message in the online environment. A “Flex Shopping Message” means any inquiry, request, command or other transaction with the Travelport GDS generated by Subscriber using Travelport’s Flex Shopping product, whether generated manually or by way of an automated program, but excludes messages relating to: (i) printer acknowledgments or answer backs; (ii) global reference system entries (HELP and INFO); and (iii) navigation messages beginning with “m” (e.g., Move Up/Move Down (MU, MD) entries). Travelport will determine the number of Flex Shopping Messages based solely on Travelport’s books and records.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.